EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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In thousands of dollars, except per share data

                                                                  Nine months ended
                                                                    September 30,
                                                              1999                1998
Numerator:
  Net income (loss)                                        $   95,288         $   44,990

  Effect of dilutive securities:
    Eller put/call option agreement                            (2,300)            (2,843)
    Convertible debt                                           11,566              4,905
                                                           ----------         ----------

Numerator for net income per
  common share - diluted                                   $  104,554         $   47,052
                                                           ==========         ==========


Denominator:
  Weighted average common shares                              303,970            231,362

  Effect of dilutive securities:
    Common stock options and warrants                           7,649              4,238
    Eller put/call option agreement                             1,129              1,995
    Convertible debt                                           13,083              6,222
                                                           ----------         ----------

Denominator for net income
  per common share - diluted                                  325,831            243,817
                                                           ----------         ----------

Net income (loss) per common share:
  Basic                                                    $      .31         $      .19
                                                           ==========         ==========

  Diluted                                                  $      .31         $      .19
                                                           ==========         ==========

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